NEWS RELEASE

For Immediate Release	Contact: Bob Lougee (508) 435-6117
Thursday, October 28, 2004

Arch Wireless Reports Third Quarter Operating Results

Westborough, MA (October 28, 2004) -— Arch Wireless, Inc. (Nasdaq: AWIN; BSE: AWL), a leading wireless messaging and mobile information company, today announced consolidated net income of $6.7 million, or $0.34 per share, for the quarter ended September 30, 2004. Consolidated revenues for the third quarter of 2004 were $109 million.

“Operating results continued to meet our expectations despite ongoing competition among all wireless messaging service providers,” said C. Edward Baker, Jr., chairman and chief executive officer. “We are pleased that various cost saving initiatives and changes to our business processes that we undertook over the past year have positioned the company to meet our expectations pending and subsequent to our merger with Metrocall Holdings, Inc.”

Arch reported a net decline of 197,000 messaging units in service for the quarter ended September 30, 2004 comprised of 191,000 one-way messaging units and 6,000 two-way messaging units. Messaging units in service totaled 3,772,000 at September 30 including 3,247,000 direct units in service and 525,000 indirect units in service.

Baker said Arch’s proposed merger with Metrocall is expected to close in November. “A definitive joint proxy statement/prospectus relating to the merger was filed with the Securities and Exchange Commission on October 6, 2004,” he said, “and stockholders of each company are scheduled to vote on the merger on November 8, 2004 at special stockholder meetings.” The record date for both meetings is October 7, 2004. “Upon receipt of all approvals,” Baker added, “we will set a closing date, clearing the way for the two companies to combine into a new holding company to be called USA Mobility, Inc.”

USA Mobility filed with the Securities and Exchange Commission an amended registration statement on Form S-4, which includes a form of joint proxy statement/prospectus of Arch and Metrocall and other relevant documents in connection with the proposed transaction. Investors of Arch and Metrocall are urged to read the definitive joint proxy statement/prospectus and other relevant materials because they contain important information about USA Mobility, Arch and Metrocall and the proposed transaction. The definitive joint proxy statement/prospectus was sent to stockholders of record of Arch and Metrocall seeking their approval of the proposed transaction. Investors may obtain a free copy of these materials and other documents filed by USA Mobility, Arch and Metrocall with the Securities and Exchange Commission at the SEC’s website at www.sec.gov. A free copy of the definitive joint proxy statement/prospectus also may be obtained from Arch Wireless, Inc., 1800 West Park Drive, Suite 250, Westborough, MA 01581, Attention: Jerry Cimmino (tel.: 508-870-6700), or Metrocall Holdings, Inc., 6677 Richmond Highway, Alexandria, Virginia 22306, Attention: Shirley White (tel.: 703-660-6677). Investors also may access free copies of the documents filed with the SEC by Arch on Arch’s website at www.arch.com or upon written request to Arch at its address listed above, and investors may access free copies of the documents filed with the SEC by Metrocall on Metrocall’s website at www.metrocall.com or upon written request to Metrocall at its address indicated above.

Arch and Metrocall and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Arch stockholders. The directors and executive officers of Arch include: William E. Redmond, Jr., Richard A. Rubin, Samme L. Thompson, James V. Continenza, Eric Gold, Carroll D. McHenry, Matthew Oristano, J. Roy Pottle and C. Edward Baker, Jr. The directors and executive officers of Metrocall include: Vincent D. Kelly, Royce Yudkoff, Eugene I. Davis, Nicholas A. Gallopo, David J. Leonard, Brian O’Reilly, Steven D. Scheiwe, George Z. Moratis and Stan Sech. Stockholders may obtain additional information regarding the interests of such participants by reading the preliminary joint proxy statement/prospectus and the definitive joint proxy statement/prospectus.

Arch Wireless, Inc., headquartered in Westborough, Mass., is a leading wireless messaging and mobile information company with operations throughout the United States. It offers a full range of wireless messaging and wireless e-mail services, including mobile data solutions for the enterprise, to business and retail customers nationwide. Arch provides services to customers in all 50 states, the District of Columbia, Puerto Rico, Canada, Mexico and in the Caribbean principally through a nationwide direct sales force, as well as through indirect resellers, retailers and other strategic partners. Additional information on Arch is available on the Internet at http://www.arch.com.

Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding Arch’s expectations for future operating and financial performance and completion of its pending merger with Metrocall, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause Arch’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for its paging products and services, Arch’s ability to continue to reduce operating expenses, possible delays in or failure to obtain shareholder or regulatory approvals of the merger with Metrocall, Arch’s future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, government regulation, reliance upon third party providers for certain equipment and services, as well as other risks described from time to time in Arch’s periodic reports and registration statements filed with the Securities and Exchange Commission. Although Arch believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Arch disclaims any intent or obligation to update any forward-looking statements.

Tables to Follow

ARCH WIRELESS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(unaudited and in thousands)

	September 30,	December 31,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$45,292	$34,582
Accounts receivable, net	20,987	26,052
Deposits	3,122	6,776
Prepaid rent	489	514
Prepaid expenses and other	13,381	7,381
Deferred income tax	22,226	30,206

Total current assets	105,497	105,511

Property and equipment	392,869	394,436
Less accumulated depreciation and amortization	(242,029)	(180,563)

Property and equipment, net	150,840	213,873

Assets held for sale	1,322	1,139
Intangible and other assets, net	3	3
Deferred income tax	191,395	189,346

	$449,057	$509,872

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$—	$20,000
Accounts payable	11,580	8,836
Accrued compensation and benefits	9,850	17,820
Accrued network costs	7,274	7,893
Accrued property and sales taxes	9,102	10,076
Accrued interest	—	1,520
Accrued restructuring charges	5,541	11,481
Accrued other	5,956	8,104
Customer deposits and deferred revenue	19,396	25,477

Total current liabilities	68,699	111,207

Long-term debt, less current maturities	—	40,000

Other long-term liabilities	8,203	4,042

Stockholders’ equity:
Common stock - $0.0001 par value	2	2
Treasury stock	(3,112)	—
Additional paid-in capital	344,876	339,928
Deferred stock compensation	(1,644)	(2,682)
Retained earnings	32,033	17,375

Total stockholders’ equity	372,155	354,623

	$449,057	$509,872

ARCH WIRELESS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenues:
One-way messaging	$88,468	$116,946	$282,510	$380,579
Two-way messaging	20,949	26,677	66,363	81,873

Total revenues	109,417	143,623	348,873	462,452
Operating expenses:
Cost of products sold	691	1,319	2,485	4,351
Service, rental, and maintenance	36,904	46,736	112,880	145,382
Selling	7,862	11,488	25,687	35,703
General and administrative	27,438	39,526	87,523	132,505
Depreciation and amortization	22,302	27,998	79,682	91,859
Stock based and other compensation	3,093	2,761	8,541	9,232
Restructuring charges	—	—	3,018	—

Total operating expenses	98,290	129,828	319,816	419,032

Operating income	11,127	13,795	29,057	43,420
Interest income (expense), net	71	(3,511)	(4,958)	(13,984)
Other income, net	66	232	411	315

Income before income tax expense	11,264	10,516	24,510	29,751
Income tax expense	(4,527)	(4,330)	(9,852)	(12,250)

Net income	$6,737	$6,186	$14,658	$17,501

Basic net income per common share	$0.34	$0.31	$0.73	$0.88

Diluted net income per common share	$0.34	$0.31	$0.73	$0.87

Basic weighted average common shares outstanding	19,914,099	20,000,000	19,967,708	20,000,000

Diluted weighted average common shares outstanding	20,041,555	20,080,572	20,091,801	20,028,504

ARCH WIRELESS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Nine Months Ended September 30,
	2004	2003
Cash flows from operating activities:
Net income	$14,658	$17,501
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	79,682	91,859
Accretion of long-term debt	—	4,681
Amortization of stock and other compensation	2,065	2,436
Deferred income tax provision	9,852	12,250
(Gain) loss on disposals of property and equipment	(240)	6
Other income	(168)	(179)
Provisions for doubtful accounts and service adjustments	7,517	20,065
Changes in assets and liabilities:
Accounts receivable	(2,452)	(4,032)
Prepaid expenses and other	(5,182)	14,724
Accounts payable and accrued expenses	(16,427)	(7,968)
Customer deposits and deferred revenue	(6,081)	(7,124)
Other long-term liabilities	4,083	2,600

Net cash provided by operating activities	87,307	146,819

Cash flows from investing activities:
Additions to property and equipment	(15,328)	(18,395)
Proceeds from disposals of property and equipment	1,675	3,106
Receipts from note receivable	168	173

Net cash used for investing activities	(13,485)	(15,116)

Cash flows from financing activities:
Repayment of long-term debt	(60,000)	(110,000)
Purchase of treasury shares	(3,112)	—

Net cash used for financing activities	(63,112)	(110,000)

Net increase (decrease) in cash and cash equivalents	10,710	21,703
Cash and cash equivalents, beginning of period	34,582	37,187

Cash and cash equivalents, end of period	$45,292	$58,890

Supplemental disclosures:
Interest paid	$6,709	$6,177
Asset retirement obligations	$—	$1,244

ARCH WIRELESS, INC.
UNIT IN SERVICE ACTIVITY

		Three Months Ended
		December 2003	March 2004	June 2004	September 2004
Direct	One-Way:
	Beginning units in service	3,300,000	3,393,000	3,247,000	3,122,000
	Unit in service growth (decline)	93,000	(146,000)	(125,000)	(125,000)

	Ending units in service	3,393,000	3,247,000	3,122,000	2,997,000

	Revenues (000s)	$101,497	$92,940	$87,226	$82,723
	Average revenue per unit	$9.35	$9.00	$8.77	$8.62
	Two-Way:
	Beginning units in service	300,000	281,000	269,000	258,000
	Unit in service growth (decline)	(19,000)	(12,000)	(11,000)	(8,000)

	Ending units in service	281,000	269,000	258,000	250,000

	Revenues (000s)	$24,630	$22,756	$21,593	$20,494
	Average revenue per unit	$27.27	$26.66	$26.28	$25.74
Indirect	One-Way:
	Beginning units in service	860,000	754,000	654,000	577,000
	Unit in service growth (decline)	(106,000)	(100,000)	(77,000)	(66,000)

	Ending units in service	754,000	654,000	577,000	511,000

	Revenues (000s)	$8,256	$7,422	$6,454	$5,745
	Average revenue per unit	$3.39	$3.49	$3.47	$3.53
	Two-Way:
	Beginning units in service	8,000	9,000	8,000	12,000
	Unit in service growth (decline)	1,000	(1,000)	4,000	2,000

	Ending units in service	9,000	8,000	12,000	14,000

	Revenues (000s)	$643	$541	$524	$455
	Average revenue per unit	$21.24	$21.09	$14.92 (1)	$10.37 (1)
Total
	Beginning units in service	4,468,000	4,437,000	4,178,000	3,969,000
	Unit in service growth (decline)	(280,000)	(259,000)	(209,000)	(197,000)
	Adjustment	249,000	—	—	—

	Ending units in service	4,437,000	4,178,000	3,969,000	3,772,000

(1)	Average revenue per unit includes the effect of approximately 4,900 telemetry unit additions during the quarter ended June 30, 2004 and 2,300 telemetry unit additions during the quarter ended September 30, 2004. These telemetry unit additions have lower monthly charges than typical indirect units.